EXHIBIT 10.3


                             RESTRUCTURING AGREEMENT


            THIS AGREEMENT, is made as of the 31st day of January, 2000, by and among UNITED SHIPPING & TECHNOLOGY, INC., a Utah corporation ("UST"), UST DELIVERY SYSTEMS, INC., a Delaware corporation f/k/a Corporate Express Delivery Systems, Inc. ("CEDS"), and J. IVER & COMPANY, a California corporation ("Iver").

                                    RECITALS:

            WHEREAS, CEDS has issued its $2,190,000 Convertible Subordinated Note due 2000 dated December 7, 1995 payable to Iver (the "Note");

            WHEREAS, the Note is convertible into Common Stock of Corporate Express, Inc., the former parent corporation of CEDS;

            WHEREAS, UST has acquired all the issued and outstanding capital stock of CEDS from Corporate Express pursuant to a Merger Agreement dated as of September 8, 1999; and

            WHEREAS, the parties hereto desire to exchange the Note for a new note of UST convertible into Common Stock of UST.

            NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follow:

            1. Exchange of Note for New Note. On or before the date of Closing (as defined in paragraph 8 hereof), UST will make a payment to Iver in the amount of $500,000, plus all unpaid and accrued interest on the Note through the date of such payment, calculated at the rate of 6% per annum through January 31, 2000, and 12% per annum from February 1, 2000 through the date of such payment, such payments to be made by wire transfer of immediately available funds to an account designated by Iver. Any interest accruing on the Note after the date of such payments (calculated at the rate of 12% per annum) through the date of Closing, shall be payable on the first interest payment date for the New Note (as hereinafter defined). UST shall execute and deliver to Iver, in exchange for the Note, a new 9% Convertible Subordinated Note in the principal amount of $1,690,000 dated the date of Closing in the form of Exhibit A hereto (the "New Note"). For purposes of Article Four of the New Note, Iver shall be deemed to have submitted a Notice to Set Conversion Price as of February 1, 2000 as to the entire principal and interest payable on the New Note. The maturity date of the Note shall be deemed to be extended to the date of Closing and all defaults thereunder are hereby waived, subject to consummation of the Closing.

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            2. Warrant. UST will issue to Iver a Warrant in the form of Exhibit
B hereto (the "Warrant") to purchase 15,000 shares of Common Stock of UST at a price of $12.925 per share, with the registration rights set forth in the Warrant.

            3. Sale of Assets. So long as the New Note remains outstanding, if CEDS proposes to sell or shut down any of its existing delivery operations, CEDS will promptly (and in any event prior to entering into any agreement with any other party to purchase such operations) give Iver notice of such proposed sale or shut-down. Iver agrees to keep confidential any information contained in such notice prior to any public announcement of such proposed sale or closure by CEDS or UST. CEDS will give Iver an equal opportunity along with other potential buyers (but not a right of first refusal) to negotiate with CEDS and purchase any such delivery operations that CEDS desires to sell. In the event Iver acquires any such existing delivery operations from CEDS, CEDS will waive any non-competition restrictions it may have against Iver (or its affiliates) as such restrictions may relate to the operation of delivery operations in competition with CEDS.

            4. Payments Under Sublease. So long as both (a) the New Note remains outstanding and (b) UST or any of its subsidiaries continue to lease and occupy its San Diego, California facility, then (i) Iver will not be required to make payments under the Sublease dated November 1, 1999 between CEDS, as landlord, and Iver, as tenant, relating to CEDS' facility in San Diego, California and rent otherwise payable after the Closing will be forgiven and not accumulated, and (ii) CEDS will give Iver the use of an additional private office at the San Diego, California facility rent free.

            5. Payment of Legal and Accounting Fees. UST will reimburse Iver upon submission of appropriate invoices for reasonable legal and accounting fees and expenses incurred in connection with (i) review and negotiations relating to the Note in connection with the acquisition of CEDS by UST and (ii) the review and negotiation of this Agreement, the New Note and the Warrant.

            6. Restrictions on Stock Sales. Notwithstanding anything in the New Note or the Warrant to the contrary, in no event shall Iver sell more than $600,000 of shares of UST Common Stock (calculated using the actual sales price of the shares) obtained upon conversion of the New Note during any five (5) day trading period. Except for the aforementioned restriction, and subject to compliance with applicable securities laws and the other terms of this Agreement, there shall be no restrictions imposed by UST on the sale of shares obtained upon conversion of the New Note.

            7. Representation and Warranties.

            (a) The Company and UST represent and warrant to Iver as follows:

            (i) UST is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all the requisite power and authority to carry on its business as presently conducted and to execute, deliver and


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


      perform its obligations under this Agreement, the New Note and the Warrant (collectively, the "Transaction Documents").

            (ii) CEDS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the requisite power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under the Transaction Documents.

            (iii) Each of the Transaction Documents to which UST is a party has been duly authorized, executed and delivered by UST and constitutes a legal, valid and binding obligation of UST enforceable against UST in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

            (iv) Each of the Transaction Documents to which CEDS is a party has been duly authorized, executed and delivered by CEDS and constitutes a legal, valid and binding obligation of CEDS enforceable against CEDS in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

            (v) No consent or action of, or filing or registration with, any governmental or public regulatory body or authority is required to authorize, or is otherwise required in connection with the execution, delivery or performance by UST and CEDS of the Transaction Documents.

            (vi) Neither the execution and delivery of the Transaction Documents, nor the issuance and delivery of the Common Stock of UST upon conversion of the New Note or exercise of the Warrant in accordance with their terms, nor the fulfillment of or compliance with the terms and provisions of the Transaction Documents by UST and CEDS, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of UST or CEDS, or (ii) violate or result in a breach or default under any of the terms of the charter documents or by-laws of UST or CEDS, any material contract or instrument to which UST or CEDS is a party or by which either of them or their respective property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which UST or CEDS is subject or by which either of them or their respective property is bound.

            (vii) Neither UST or CEDS is an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (viii) The Common Stock of UST issued and delivered upon conversion of the New Note and/or exercise of the Warrant in accordance with their terms will be duly authorized, validly issued, and fully paid and non-assessable.


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


            (b) Iver represents and warrants to the Company and UST as follows:

            (i) Iver has been advised that the New Note and the Warrant (collectively, the "Securities") are not being registered under the Securities Act of 1933 (the "Act") or the relevant state securities laws pursuant to exemptions from the Act and such laws, and that UST's and the Company's reliance upon such exemptions is predicated in part on Iver's representations to UST and the Company as contained herein.

            (ii) Iver represents and warrants that the Securities are being purchased for its own account and for investment and without the intention of reselling or redistributing the same, that Iver has made no agreement with others regarding any of such Securities and that its financial condition is such that it is not likely that it will be necessary to dispose of any of such Securities in the foreseeable future. Iver is aware that, in the view of the Securities and Exchange Commission and applicable state bodies that administer state securities laws, a purchase of Securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of UST, the Company or their respective businesses, would represent an intent inconsistent with the representations set forth above. Iver represents and warrants that it is an "accredited investor" as defined in Rule 501, of Regulation D under the Act.

            (iii) Iver further represents and agrees that if, contrary to its foregoing intentions, it should later desire to dispose of or transfer any of such Securities in any manner, it shall not do so without first obtaining (a) the opinion of counsel satisfactory to UST that such proposed disposition or transfer lawfully may be made without the registration of such Securities for such purpose pursuant to the Act, as then in effect, and applicable state securities laws, or (b) such registrations (it being expressly understood that the Company and UST shall not have any obligation to register the Securities for such purpose, except insofar as the Securities require UST, in certain instances, to register Common Stock.

            (iv) Iver agrees that UST may place the following restrictive legend on the certificate(s) representing the Securities, containing substantially the following language:

            "The Securities represented by this Certificate were issued without registration under the Securities Act of 1933, as amended (the "Act") and without registration under Minnesota or any other state's securities laws, in reliance upon exemptions contained in the Act and such laws. No transfer of these Securities or any interest therein may be made except pursuant to effective registration statements under said laws unless this Corporation has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under said laws.


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


            8. Conditions to Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") are subject to the following conditions:

            (i) Iver shall surrender the original Note to UST

            (ii) UST shall execute and deliver the New Note to Iver.

            (iii) UST will execute and deliver the Warrant to Iver.

            (iv) Iver shall have received a favorable opinion of counsel to UST and CEDS as to the matters set forth in Exhibit C hereto.

            9. Indemnification. The following provisions shall apply to any registration of Common Stock pursuant to the terms of the Securities:

            (a) UST will indemnify and hold harmless Iver and each person, if any, who controls Iver within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which Iver or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement relating to the Common Stock issuable upon conversion or exercise of the Securities, when such part became effective, any preliminary prospectus or preliminary prospectus supplement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Iver and each such controlling person for any legal or other expenses reasonably incurred by Iver or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that UST will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to UST by Iver specifically for use therein. This indemnity agreement will be in addition to any liability which UST may otherwise have.

            (b) Iver will indemnify and hold harmless UST, each of its directors, each of its officers who have signed any Registration Statement, and each person, if any, who controls UST within the meaning of the Act, against any losses, claims, damages, or liabilities to which UST or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement relating to the Common Stock issuable upon conversion or exercise of the Securities, when such part became effective, any preliminary prospectus or preliminary prospectus supplement, the Prospectus, or any amendment or supplement thereto, or arise out of or are


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


based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to UST by Iver specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by UST or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity agreement will be in addition to any liability which Iver may otherwise have.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not be unreasonably withheld.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability, or action described in subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above on the following basis: (1) if such loss, claim, damage, liability, or action arises under subsection (a) above, then (i) in such proportion as is appropriate to reflect the relative benefits received by UST on the one hand and Iver on the other from the offering of the Common Stock issuable upon conversion or exercise of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of UST on the one hand and Iver on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable consideration; and (2) if such loss, claim, damage, liability, or action arises under subsection (b) above, then in such proportion as is appropriate to reflect the relative fault of Iver on the one hand and UST on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable


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


considerations. For the purposes of clause (1) above, the relative benefits received by UST on the one hand and Iver on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by UST bear to the total net proceeds from the offering (before deducting expenses) received by Iver. For the purposes of clauses (1) and (2) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by UST or Iver and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            10. Notices. All notices to be given under this Agreement shall be in writing and shall be sent by (i) first class U.S. mail, postage prepaid, (ii) overnight courier, or (iii) facsimile (with a copy by overnight courier) to:

            In the case of UST and CEDS:

                     United Shipping & Technology, Inc.
                     9850 51st Avenue North, Suite 110
                     Minneapolis, Minnesota 55442
                     Facsimile:   612-941-6440
                     Attention:   Timothy Becker

            With a copy to:

                     Daniel J. Amen
                     Faegre & Benson LLP
                     2200 Norwest Center
                     90 South Seventh Street
                     Minneapolis, Minnesota 55402
                     Facsimile:   612-336-3026

            In the case of Iver:

                     Jeffrey Rhodes
                     P.O. Box 9030
                     6155 Avenida Quatro Vientos
                     Ranch Santa Fe, California 92067
                     Facsimile:   858-569-4411


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


            With a copy to:

                     Cheryl A. Ikegami
                     Snell & Wilmer L.L.P.
                     One Arizona Center
                     Phoenix, Arizona 85004-2202
                     Facsimile:   602-382-6070

            11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective executors, heirs, successors, and permitted assigns.

            12. Amendment, Modification or Waiver. No amendment, modification or waiver of any condition, provision or term of this Agreement shall be valid or of any effect unless made in writing, signed by the party or parties to be bound or such party's duly authorized representative and specifying with particularity and nature and extent of such amendment, modification or wavier. Any waiver by any party of any default of another party shall not affect or impair any right arising from any subsequent default. Nothing herein shall limit the remedies and rights of the parties hereto under this Agreement.

            13. Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

            14. Entire Agreement. This Agreement and the documents referred to herein contain the entire understanding of the parties in respect of the transactions contemplated and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            15. Captions. All captions in the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement or act as a limitation of the scope of the particular Sections to which they apply.

            16. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other.

            17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.


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


            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above-written.

                                       UNITED SHIPPING &
                                         TECHNOLOGY, INC.


                                       By:
                                          --------------------------------------
                                        Its:
                                            ------------------------------------


                                       UST DELIVERY SYSTEMS, INC.


                                       By:
                                          --------------------------------------
                                        Its:
                                            ------------------------------------


                                       J. IVER & COMPANY


                                       By:
                                          --------------------------------------
                                           Jeffrey Rhodes, President


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